UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 16, 2025

Date of Report (Date of earliest event reported)

Prime Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41536	84-3097762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 First Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

(617) 465-0013

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	PRME	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§250.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President, Chief Executive Officer and Principal Executive Officer

On May 19, 2025, Prime Medicine, Inc. (the “Company”) announced that Keith Gottesdiener, M.D. had resigned as President, Chief Executive Officer and principal executive officer of the Company, and as a member of the Board of Directors of the Company (the “Board”), as well as from all other officer and director positions he held with the Company and any of its subsidiaries, in each case effective as of the end of day on May 18, 2025 (the “Resignation”). Dr. Gottesdiener’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

In connection with the Resignation, Dr. Gottesdiener and the Company entered into a Separation Agreement (the “Separation Agreement”), pursuant to which Dr. Gottesdiener is entitled to receive severance benefits in accordance with the terms of his Amended and Restated Employment Agreement, dated July 7, 2022, as amended by the Amendment No. 1 to Employment Agreement, dated July 6, 2023, with the Company (as amended, the “Gottesdiener Employment Agreement”).

On the effective date of the Resignation, as contemplated by the Gottesdiener Employment Agreement, the Company will retain certain non-exclusive, limited consulting and advisory services of Dr. Gottesdiener for a period of up to one year from the effective date of the Resignation (the “Advisory Period”). During the Advisory Period, all of Dr. Gottesdiener’s outstanding equity awards will continue to vest in accordance with their terms. Additionally, on the effective date of the Resignation, the Company entered into a Consulting Agreement with KMG Strategic Consulting, LLC, a limited liability company managed by Dr. Gottesdiener, to provide for Dr. Gottesdiener’s continued consulting services to the Company, with the option, if mutually agreed, to extend such services beyond the one-year anniversary of the effective date of the Resignation (the “Consulting Agreement”).

The foregoing summaries of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by references to the full texts of the Separation Agreement and Consulting Agreement, copies of which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Appointment of Chief Executive Officer and Principal Executive Officer

In connection with the Resignation, on May 16, 2025, the Board appointed Allan Reine, M.D., the Company’s Chief Financial Officer and principal financial officer, as Chief Executive Officer and principal executive officer of the Company, in addition to continuing in his current role as principal financial officer of the Company, in each case effective as of May 19, 2025. The Board also appointed Dr. Reine to serve as a member of the Board as a Class II director to hold office until the Company’s annual meeting of stockholders to be held in 2027, until his successor is elected and qualified, or until his earlier death, resignation or removal, or until otherwise determined by the Board, effective as of May 19, 2025. In connection with Dr. Reine’s appointment to the Board, the Board determined that Dr. Reine is not independent under the applicable listing standards of the Nasdaq Stock Market LLC. Accordingly, Dr. Reine was not appointed to serve on any committees of the Board. Dr. Reine will not receive any additional compensation in connection with his service as a member of the Board.

In connection with Dr. Reine’s appointment as Chief Executive Officer, the Company entered into an Amended and Restated Employment Agreement (the “Reine Employment Agreement”), effective as of May 19, 2025, pursuant to which the Company has agreed to pay Dr. Reine an annual base salary of $665,000. Dr. Reine is also eligible to earn an annual target bonus of 60% of his annual base salary. During Dr. Reine’s employment, he will be eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company. Upon the effective date of the Reine Employment Agreement, the Reine Employment Agreement will fully supersede the Employment Agreement, dated January 17, 2024, by and between the Company and Dr. Reine.

Pursuant to the Reine Employment Agreement, in the event Dr. Reine is terminated by the Company without “Cause” or he resigns for “Good Reason” (as such terms are defined in the Reine Employment Agreement), in each case subject to the delivery of and compliance with a fully effective separation agreement that shall include, without limitation, a general release of claims, reaffirmation of applicable restrictive covenants and, in the Company’s discretion, a one year non-competition agreement, Dr. Reine will be entitled to (i) an amount equal to the sum of (A) twelve (12) months of his then-current base salary plus (B) 1.0 times his target annual bonus for the then current year, in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, and (ii) subject to Dr. Reine’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount the Company would have paid to provide health insurance had he remained employed by us until the earliest of (A) twelve (12) months following his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period. These amounts shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over a period of twelve (12) months. In addition, subject to the delivery of the fully effective separation agreement, the bonus amount (if any) that Dr. Reine would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives, will be paid to Dr. Reine on the date the Company’s other executives receive their bonuses.

In the event Dr. Reine is terminated by the Company without “Cause” or he resigns for “Good Reason”, in each case within twelve (12) months following a “Change in Control” (as such terms are defined in the Reine Employment Agreement), subject to the delivery of and compliance with a fully effective separation agreement (as described above), Dr. Reine will be entitled to the following, in lieu of the benefits above: (i) a lump sum cash payment equal to the sum of (A) eighteen (18) months of his then-current base salary (or his base salary in effect immediately prior to the “Change in Control,” if higher) plus (B) 1.5 times his target annual bonus for the then current year (or target in effect immediately prior to the “Change in Control,” if higher), in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Reine’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount the Company would have paid to provide health insurance had he remained employed by us until the earliest of (A) eighteen (18) months from the date of his separation, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period, and (iii) the bonus amount (if any) that Dr. Reine would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives. In addition, in the event Dr. Reine is terminated by us without cause or he resigns for good reason, in each case within eighteen (18) months following a “Change in Control,” all of the then-outstanding and unvested portion of his stock options and other stock-based awards that are subject solely to time-based vesting shall become fully vested and exercisable or non-forfeitable immediately as of the date of termination, with any such performance-based awards vesting at target.

Pursuant to the Reine Employment Agreement, the Board approved the grant of a stock option to purchase up to 2,000,000 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), pursuant to the Company’s 2022 Stock Option and Incentive Plan (the “2022 Plan”) to Dr. Reine. The stock option award will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. Twenty-five percent of the shares will vest on the one-year anniversary of the date of the grant and the balance will vest monthly in equal installments over the following thirty-six (36) months, subject to Dr. Reine’s continuous service. In addition, the Board approved the grant of a stock option to purchase up to 500,000 shares of Common Stock pursuant to the Plan to Dr. Reine. The stock option award will have an exercise price equal to the closing price of Common Stock on the Nasdaq Global Market on the date of grant and will vest upon the achievement of agreed milestones that will be set forth in the applicable equity agreement, subject to Dr. Reine’s continuous service.

Dr. Reine has also entered into the Company’s standard form of director indemnification agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A filed on October 17, 2022.

There is no arrangement or understanding between Dr. Reine and any other person pursuant to which he was selected as an officer and director of the Company, and there are no family relationships between Dr. Reine and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Reine has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Dr. Reine’s biography is set forth in the Company’s definitive proxy statement for its 2025 annual meeting of stockholders filed pursuant to Regulation 14A on April 22, 2025.

The foregoing summary of the Reine Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reine Employment Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 7.01	Regulation FD Disclosure.

On May 19, 2025, the Company issued press releases titled “Prime Medicine Announces Breakthrough Clinical Data Showing Rapid Restoration of DHR Positivity After Single Infusion of PM359, an Investigational Prime Editor for Chronic Granulomatous Disease” and “Prime Medicine Announces Strategic Restructuring to Focus on Opportunities in Large Genetic Liver Diseases, Cystic Fibrosis, and Partnered Programs Alongside CEO Leadership Transition.” A copy of each press release is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, which is incorporated herein by reference.

On May 19, 2025, the Company posted an updated corporate presentation to its website at https://investors.primemedicine.com/news-events. A copy of the corporate presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference. Reference to the Company’s website is for inactive textual reference only and the content of the website should not be deemed incorporated by reference into this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Appointment of Executive Chair

On May 16, 2025, the Board appointed Jeffrey Marrazzo, a member of the Board, as Executive Chair of the Board, in addition to his service as a director, effective as of May 19, 2025.

Pipeline Prioritization

On May 19, 2025, the Company announced a strategic restructuring, including the deprioritization of its Chronic Granulomatous Disease (“CGD”) programs, as well as a cost and workforce reduction to focus on its liver franchise and programs funded through external partnerships. The Company will focus its internal efforts on the development of in vivo programs for the treatment of Wilson’s Disease and Alpha-1 Antitrypsin Deficiency (“AATD”), two of the largest genetic liver diseases. The Company expects to file an investigational new drug (“IND”) and/or clinical trial application (“CTA”) for its Wilson’s Disease program in the first half of 2026 and for its AATD program in mid-2026; initial clinical data from both programs are expected in 2027.

The Company will also continue its in vivo Cystic Fibrosis program with support from the Cystic Fibrosis Foundation, and its efforts to develop Prime Edited CAR-T products for hematology, immunology and oncology in partnership with Bristol Myers Squibb. The Company is exploring options for the continued clinical development of PM359 external to the Company and ceasing further efforts in X-linked CGD. The Company believes PM359 has the potential to transform the care of p47phox CGD and is committed to working with urgency to identify an appropriate partner to help ensure this important therapy is delivered to patients. In addition, the Company will continue to pursue additional business development opportunities to accelerate innovation, ensure the broadest application of Prime Editing, and further bolster its financial resources.

CGD Data Update

On May 19, 2025, the Company announced positive initial data from the first patient dosed in its ongoing Phase 1/2 clinical study of PM359 in CGD. Preliminary results from the first patient demonstrated that PM359 was well-tolerated, showed rapid engraftment and restored NADPH oxidase activity to well above the threshold for clinical benefit, as measured by the dihydrorhodamine (“DHR”) assay. PM359 is being evaluated in a Phase 1/2, multinational, first-in-human trial designed to assess safety, biological activity and preliminary efficacy in adult and pediatric study participants. Initial safety and efficacy data reported are from the first adult patient treated in the trial.

The first patient was treated with a single dose of PM359, administered by intravenous infusion. NADPH oxidase activity was measured by the DHR assay at baseline, Day 15 and Day 30. Treatment with PM359 led to complete restoration of NADPH oxidase activity in 58% of neutrophils by Day 15 and 66% of neutrophils by Day 30, significantly exceeding the anticipated minimum threshold for clinical benefit of 20%. Additionally, the patient experienced rapid engraftment of his autologous transplant following myeloablative conditioning. Engraftment was confirmed in neutrophils on Day 14 and in platelets on Day 19. Of note, this is nearly two-times faster than approved gene editing technologies, where median engraftment has been reported to occur on Days 27 and 35 across these same measures.

Treatment with PM359 was generally well-tolerated, with an acceptable safety profile. Adverse events (“AEs”) were generally consistent with AEs otherwise observed during myeloablative conditioning with busulfan. No serious AEs related to PM359 were reported as of the data cutoff.

Beam Arbitration

The Company is currently engaged in arbitration proceedings with Beam Therapeutics, Inc. regarding the parties’ collaboration and license agreement and the Company’s development of a product for the treatment of AATD. The arbitration remains in an early stage.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, the Company’s expectations regarding: the continued development and advancement of its AATD and Wilson’s Disease programs, including the timing of the filing of IND and/or CTA applications in mid-2026 and the first half of 2026, respectively, and the timing of initial data for both programs in 2027; the initiation, timing, progress, and results of its research and development programs, preclinical studies and future clinical trials, and the release of data related thereto; the collaboration with Bristol Myers Squibb and the intended and potential benefits thereof, including the receipt of potential milestone and royalty payments from commercial product sales, if any; the potential of Prime Editing to correct the causative mutations of diseases, including of AATD, Wilson’s Disease and CF; its expectations regarding the breadth of Prime Editing technology and the implementation of its strategic plans for its business, programs, and technology; the potential of Prime Editing as a transformative gene editing technology and its ability to unlock opportunities across thousands of potential indications; and its ability to identify an external partner to deliver PM359 therapy in X-linked CGD to patients; its evaluation of potential business development opportunities, including its ability to execute and realize the anticipated benefits of any strategic alternatives it may pursue; the impact of the pipeline deprioritization; and its expectations regarding the arbitration proceedings with Beam Therapeutics, Inc. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained in this Current Report on Form 8-K, such as those related to arbitration proceedings with Beam, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on May 19, 2025, furnished herewith.

99.2	Press Release issued by the Company on May 19, 2025, furnished herewith.

99.3	Presentation, dated May 2025, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2025

Prime Medicine, Inc.

By:	/s/ Allan Reine
Name:	Allan Reine, M.D.
Title:	Chief Executive Officer